Exhibit 4.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 2, 2018, between Sonim Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on Exhibit A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of an aggregate of 2,089,136 shares of Company Common Stock (each a “Share” and collectively, the “Shares”);

WHEREAS, at the Closing (as hereinafter defined), each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Shares as hereafter specified on Exhibit A annexed hereto; and

WHEREAS, the Company has engaged Lake Street Capital Markets, LLC as its placement agent (the “Placement Agent”) for the offering of the Shares on a “best efforts” basis.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

(a) “Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s Knowledge, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

(b) “Additional Filing Deadline” means the later to occur of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding effective Registration Statement are sold and (ii) the date six (6) months from the Effective Date of such immediately preceding effective Registration Statement, or, if such date is not a Business Day, the next date that is a Business Day; provided, however, that in the event the foregoing deadline in any case falls within the Grace Period and the Company has not yet filed with the Commission its Complete Form 10-K for the preceding fiscal year by such deadline, then such deadline shall be extended until the Business Day following the date on which the Complete Form 10-K for such preceding fiscal year is filed with the Commission; provided further, however, that such deadline shall not be extended beyond the date that is 120 days following end of the Company’s most recent fiscal year (or, if such date is not a Business Day, the next date that is a Business Day). In any case where the Additional Filing Deadline is extended pursuant to the foregoing provisos, then the Additional Filing Deadline, as so extended, shall be deemed the Additional Filing Deadline for all purposes of this Agreement.

(c) “Additional Registration Statement” shall have the meaning ascribed to such term in Section 5.1(a).

(d) “Additional Effectiveness Deadline” means the date which is the earliest to occur of (i) if the Additional Registration Statement does not become subject to review by the Commission, (a) ninety (90) days after the Additional Filing Deadline or, if such date is not a Business Day, the next date that is a Business Day, or (b) five (5) Trading Days after the Company receives written notification from the Commission that the Additional Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Additional Registration Statement, or (ii) if the Additional Registration Statement becomes subject to review by the Commission, one hundred and twenty (120) days after the Additional Filing Deadline, or, if such date is not a Business Day, the next date that is a Business Day; provided, however, that in the event the foregoing applicable deadline in any case falls within the Grace Period and the Company has not yet filed with the Commission its Complete Form 10-K for the preceding fiscal year by such deadline, then such deadline shall be extended until the Business Day following date on which the Complete Form 10-K for such preceding fiscal year is filed with the Commission; provided further, however, that such deadline shall not be extended beyond the date that is 120 days following the end of the Company’s most recent fiscal year (or, if such date is not a Business Day, the next date that is a Business Day). In any case where the Additional Effectiveness Deadline is extended pursuant to the foregoing provisos, then the Additional Effectiveness Deadline, as so extended, shall be deemed the Additional Effectiveness Deadline for all purposes of this Agreement.

(e) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(f) “Agreement” shall have the meaning ascribed to such term in the preamble.

(g) “Automatic Conversion” means the conversion of all then outstanding shares of the Company’s Preferred Stock to Common Stock to be effected prior to the Initial Closing.

(h) “Board of Directors” means the board of directors of the Company.

(i) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(j) “Buy-In” and “Buy-In Price” shall have the meanings ascribed to such terms in Section 6.1(d).

(k) “Closing” shall have the meaning ascribed to such term in Section 2.2(b).

(l) “Closing Date” shall refer to the date of the applicable Closing.

(m) “Code” shall have the meaning ascribed to such term in Section 3.17.

(n) “Commission” means the United States Securities and Exchange Commission.

(o) “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(p) “Company” shall have the meaning ascribed to such term in the preamble.

(q) “Complete Form 10-K” means the annual report on Form 10-K filed by the Company with the Commission in accordance and compliance with the Exchange Act that includes, or incorporates by reference from the Company’s most recent definitive proxy statement on Schedule 14A actually filed with the Commission, the information and disclosures required by Part III of the Commission’s Form 10-K. For the avoidance of doubt, if the Company files its annual report on Form 10-K with the Commission and does not include therein all of the information and disclosures required by Part III of the Commission’s Form 10-K, then such annual report on Form 10-K shall not be deemed a Complete Form 10-K for purposes of this Agreement until the Company either (i) files in accordance and compliance with the Exchange Act an amendment to such annual report on Form 10-K to include the information and disclosures required by Part III of the Commission’s Form 10-K or (ii) files in accordance and compliance with the Exchange Act its definitive proxy statement on Schedule 14A with the Commission for its next annual meeting of stockholders.

(r) “Cut Back Shares” shall have the meaning ascribed to such term in Section 5.1(a).

(s) “Disclosure Schedule” means the Disclosure Schedule, if any, delivered by the Company to the Purchasers concurrently with or prior to any Closing and referred to in the first paragraph of ARTICLE 3 of this Agreement.

(t) “Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

(u) “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(v) “Effectiveness Period” shall have the meaning ascribed to such term in Section 5.1(b).

(w) “ERISA” shall have the meaning ascribed to such term in Section 3.15(g).

(x) “Event” shall have the meaning ascribed to such term in Section 5.1(d).

(y) “Event Payments” shall have the meaning ascribed to such term in Section 5.1(d).

(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(aa) “Excluded Events” shall have the meaning ascribed to such term in Section 5.1(d).

(bb) “Fair Market Value” of one share of Common Stock as of any given date means (i) if the Principal Trading Market is NASDAQ, the closing sales price of the Common Stock, as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security), on the Trading Day immediately prior to such date, or (ii) if the Principal Trading Market is OTC, the last sales price of the Common Stock in the over-the-counter market as reported on the OTC marketplace maintained by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices) on the Trading Day immediately prior to such date or (iii) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors in the exercise of its good faith judgment.

(cc) “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

(dd) “Filing Deadline” means the Initial Filing Deadline and the Additional Filing Deadline, as applicable.

(ee) “FINRA” means the Financial Industry Regulatory Authority.

(ff) “Grace Period” shall mean the period commencing on the date that is 134 days following the end of the Company’s most recent fiscal third quarter and ending on, and including, the date that is 120 days following the end of the Company’s most recent fiscal year.

(gg) “Indemnified Party” shall have the meaning ascribed to such term in Section 5.4(c).

(hh) “Indemnifying Party” shall have the meaning ascribed to such term in Section 5.4(c).

(ii) “Initial Filing Deadline” means sixty (60) days after the Quotation Date or, if such date is not a Business Day, the next date that is a Business Day.

(jj) “Initial Registration Statement” has the meaning set forth in Section 5.1(a).

(kk) “Initial Effectiveness Deadline” means the date which is the earliest of (i) if the Initial Registration Statement does not become subject to review by the Commission, (a) ninety (90) days after the Quotation Date or (b) five (5) Trading Days after the Company receives written notification from the Commission that the Initial Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Initial Registration Statement, or (ii) if the Initial Registration Statement becomes subject to review by the Commission, one hundred and fifty (150) days after the Quotation Date, or, if such date is not a Business Day, the next date that is a Business Day.

(ll) “Insider” means each director, executive officer, other officer of the Company participating in the offering of the Shares, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

(mm) “Legend Removal Date” shall have the meaning ascribed to such term in Section 6.1(c).

(nn) “Losses” means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

(oo) “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company taken as a whole, (ii) the ability of the Company to perform its obligations under the Transaction Documents or (iii) the legality, validity or enforceability of any Transaction Document.

(pp) “Nasdaq” means The Nasdaq Stock Market LLC.

(qq) “OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

(rr) “OTC” means any of the OTCQB Markets, the OTCQX Markets or the OTC Pink Markets.

(ss) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(tt) “Placement Agent” shall have the meaning ascribed to such term the Recitals to this Agreement.

(uu) “Price Per Share” shall have the meaning ascribed to such term in Section 2.1.

(vv) “Principal Purchasers” means, as of any time, the Purchaser or Purchasers holding as of such time, at least a majority-in-interest of the total number of Shares.

(ww) “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed or quoted.

(xx) “Prior Agreements” means each of the Amended and Restated Voting Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and the Amended and Restated Investor Rights Agreement, each between the Company and certain of its stockholders and dated as of November 21, 2012, as amended by (i) the Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended

and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 29, 2016, (ii) the Second Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement dated December 12, 2016, and (iii) the Third Omnibus Amendment to the Amended and Restated Investor Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement dated October 26, 2017;

(yy) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

(zz) “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(aaa) “Purchaser Party” shall have the meaning ascribed to such term in Section 6.4. (bbb) “Purchasers” shall have the meaning ascribed to such term in the preamble. (ccc) “Quotation Date” means the day that the Company becomes quoted on the OTC.

(ddd) “Registration Statement” means each registration statement required to be filed under ARTICLE 5, including the Initial Registration Statement, all Additional Registration Statements, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(eee) “Registrable Securities” means the Shares and any shares of Common Stock issued by way of (or issuable upon the conversion or exercise of any warrant, right or other security that is issued by way of) a dividend, stock split or other distribution with respect to, or in exchange for, or in replacement of, the Shares, provided, that the holder of such Shares has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided further, that the Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale of such Shares by any Person to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Shares sold shall cease to be Registrable Securities) or (B) such Shares becoming eligible for sale by the holder thereof pursuant to Rule 144 without volume or manner of sale restrictions and without current public information pursuant to Rule 144.

(fff) “Removal Request Date” shall have the meaning ascribed to such term in Section 6.1(c).

(ggg) “Restated Certificate” shall mean the Company’s Amended and Restated Certificate in effect immediately prior to the Initial Closing, as the same may be amended from time to time.

(hhh) “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(iii) “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

(jjj) “SEC Restrictions” shall have the meaning ascribed to such term in Section 5.1(a).

(kkk) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(lll) “Selling Stockholder Questionnaire” shall have the meaning ascribed to such term in Section 5.2(k).

(mmm) “Share Purchase Price” means, with respect to any Purchaser, the total Price Per Share for all Shares being purchased by such Purchaser hereunder.

(nnn) “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(ooo) “Trading Day” means a day on which the Principal Trading Market is open for trading.

(ppp) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB Markets, the OTCQX Markets, the OTC Pink Markets, the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(qqq) “Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

(rrr) “Transfer Agent” means American Stock Transfer, the current transfer agent of the Company, with a mailing address of 1 Embarcadero Ctr 500, San Francisco, CA 94111, and a telephone number of (800) 937-5449, and any successor transfer agent of the Company.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares set forth opposite their respective names on Exhibit A, at a price per Share equal to $7.1800 (the “Price Per Share”).

2.2 Closings. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to purchase the Shares.

(a) The initial closing of the purchase and sale of the Shares (the “Initial Closing”) shall take place at the offices of Cooley LLP located at 3175 Hanover Street, Palo Alto, California, at 12:01 am on the date hereof, or such other date as the Company and the Purchasers purchasing shares the Initial Closing may mutually agree.

(b) At any time prior to the earlier to occur of (i) the 180th day following the Initial Closing (or such later date as the Company and the Principal Purchasers may mutually agree) and (ii) the business day prior to the date of the filing of the Initial Registration Statement, the Company may sell any Shares not sold at prior Closing(s) to existing stockholders of the Company and to such other persons as may be mutually agreeable to the Company and Nokomis Capital, L.L.C. (the “Additional Purchasers”). All such sales made at any additional closings (each an “Additional Closing”), shall be made on the terms and conditions set forth in this Agreement. The Schedule of Purchasers may be amended by the Company without the consent of the Purchasers to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto. Any shares of Common Stock sold pursuant to this Section 2.2(b) shall be deemed to be “Shares” for all purposes under this Agreement, any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement and, as used herein, the term “Closing” shall refer to each of the Initial Closing and each Additional Closing.

2.3 Payment. On the Closing Date, (a) each Purchaser purchasing shares at such Closing shall pay to the Company its Share Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to each such Purchaser and (b) the Company shall deliver to each Purchaser a certificate for the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, duly executed on behalf of the Company and registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit B. Notwithstanding the foregoing, in the event the Company has engaged the Transfer Agent prior to such Closing, the Company shall, in lieu of delivering a certificate to such Purchaser, irrevocably instruct the Transfer Agent to deliver, on an expedited basis, to each Purchaser purchasing shares at such Closing, either in book entry form in the Direct Registration System or in the form of a stock certificate duly executed on behalf of the Company and registered in the name of such Purchaser, in each case as set forth on the Stock Registration Questionnaire included as Exhibit B and completed by such Purchaser.

2.4 Deliveries.

(a) Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser purchasing Shares in such Closing the following:

(i) this Agreement duly executed by the Company;

(ii) if applicable, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, to such Purchaser, either in book entry form in the Direct Registration System or in the form of a stock certificate as indicated by such Purchaser on the Stock Registration Questionnaire included as Exhibit B, the number of Shares being purchased by such Purchaser at such Closing as set forth opposite such Purchaser’s name on Exhibit A hereto, registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit B;

(iii) the Company shall have delivered a Certificate, executed on behalf of the Company by its chief executive officer and its principal financial officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (i) and (ii) of Section 2.5(b);

(iv) the Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors and a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company; and

(v) a legal opinion of Cooley LLP, counsel for the Company, dated as of the Initial Closing, in substantially the form attached hereto as Exhibit C, executed by Cooley LLP and addressed to the Purchasers and to the Placement Agent.

(b) Purchasers. On or prior to the Closing Date, each Purchaser purchasing Shares in such Closing shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) a fully completed and duly executed Stock Registration Questionnaire in the form attached hereto as Exhibit B;

(iii) unless such Purchaser is a director or an executive officer (as such term is defined in Rule 501(f) promulgated by the Commission under the Securities Act) of the Company as of the Closing Date, a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit D;

(iv) a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit E; and

(v) the Share Purchase Price by wire transfer to the account specified by the Company.

2.5 Closing Conditions.

(a) The obligations of the Company hereunder with respect to any Purchaser in connection with the applicable Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of such Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the delivery by such Purchaser of the items set forth in Section 2.4(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the applicable Closing in are subject to the following conditions being met:

(i) the representations and warranties made by the Company in ARTICLE 3 hereof qualified as to materiality shall be true and correct as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in ARTICLE 3 hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date, whether under this Agreement or the other Transaction Documents, shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;

(iv) the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, except for such that would not reasonably be expected to have a Material Adverse Effect;

(v) no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(vi) the Automatic Conversion shall have occurred and each of the Prior Agreements shall have been terminated; provided, however, that the Amended and Restated Investor Rights Agreement between the Company and certain of its stockholders dated as of November 21, 2012, as amended, shall be terminated only with respect to Sections 3 and 4 thereof (such conversion and termination to occur effective on or prior to the Initial Closing Date); and

(vii) at the Initial Closing, the Purchasers shall be committed to purchasing a minimum of $7,500,000.00 worth of Shares.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers and to the Placement Agent as of the date hereof and as of the applicable Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) that, except as otherwise set forth in the Disclosure Schedule delivered to the Purchasers and the Placement Agent at or prior to the applicable Closing, if any:

3.1 Corporate Organization and Authority. The Company:

(a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and is in good standing in the State of Delaware;

(b) has the corporate power and corporate authority to execute, and carry out the transactions contemplated by, the Transaction Documents, to issue and sell the Shares, and to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and

(c) is qualified as a foreign corporation and is in good standing in all domestic jurisdictions in which such qualification is required, except jurisdictions where the failure to be qualified would not be a Material Adverse Effect.

3.2 Capitalization. Immediately following the Automatic Conversation and a 15:1 reverse stock split of the Company’s Common Stock and prior to the Initial Closing, the capitalization of the Company shall consist of:

(a) Common Stock. 100,000,000 authorized shares of Common Stock, of which 14,345,934 shares are issued and outstanding and 156,294 shares of which are issuable upon the exercise of outstanding warrants.

(b) Options. Under the Company’s 2002 Equity Incentive Plan (the “2002 Plan”) and the Company’s 2012 Equity Incentive Plan (the “2012 Plan”, and collectively, the “Plans”), (i) an aggregate of 1,119,371 shares of Common Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options and are currently outstanding, (ii) options to purchase an aggregate of approximately 1,337,291 shares of Common Stock have been granted and are currently outstanding, (iii) 443,754 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company under the 2012 Plan, and (iv) zero shares of Common Stock remain available for future issuance under the 2002 Plan. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of the meetings of the Company’s Board of Directors (the “Board”).

(c) The Company has 5,000,000 authorized shares of Preferred Stock, none of which are issued and outstanding.

(d) All issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the registration or qualification of securities.

(e) The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. When issued in compliance with the provisions of the Transaction Documents and the Restated Certificate, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon the Purchaser; (ii) any right of first refusal on the Shares set forth in the Company’s Bylaws and (iii) any restrictions on transfer under state and/or federal securities laws.

(f) Except as set forth in this Section 3.2, there are no outstanding warrants, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company. Any and all preemptive rights have been waived or complied with respect to the issuance of the Shares. The issue and sale of the Shares will not result in the right of any holder of Company securities to adjust the exercise, conversion or exchange price under such securities. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, contain or are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act.

(h) Effective as of the Closing, the Company will not be a party or subject to any agreement or understanding, and, to the Company’s knowledge, there will be no other agreement or understanding still in effect between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(i) 409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

3.3 Subsidiaries. Other than Sonim Technologies (India) Private Limited (the “Indian Subsidiary”), Sonim Technologies (Shenzhen) Limited (the “Shenzhen Subsidiary”), the Beijing branch of the Shenzhen Subsidiary (the “Beijing Branch”) and Sonim Technologies (Hong Kong) Limited (the “Hong Kong Subsidiary”) (each a “Subsidiary” and together, the “Subsidiaries”), each of which are wholly-owned subsidiaries, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Indian Subsidiary is a private limited company duly organized under the laws of India and located in the State of Karnataka. The Indian Subsidiary is validly existing, authorized to exercise all its corporate powers and is in good standing in the State of Karnataka. The Shenzhen Subsidiary is a limited liability company duly organized under the laws of China and located in Shenzhen. The Shenzhen Subsidiary is validly existing, authorized to exercise all its corporate powers and is in good standing in Shenzhen. The Hong Kong Subsidiary is a limited liability company duly organized under the laws of China and located in Hong Kong. The Hong Kong Subsidiary is validly existing and authorized to exercise all its corporate powers. The Company is not a participant in any joint venture, partnership or similar arrangement. Except for the acquisition of Myneton, Inc., on May 9, 2000, and the acquisition of the Indian Subsidiary on October 4, 2005, since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock or any interest in any corporation, partnership, association, or other business entity.

3.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of, and performance of all its obligations under the Transaction Documents and for the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Documents have been duly executed by the Company and when delivered by the Company, will constitute legally binding and valid obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable law.

3.5 Financial Statements. The Company has made available to the Purchasers (i) its audited consolidated balance sheets as of December 31, 2017, December 31, 2016 and December 31, 2015, and audited consolidated statements of income and cash flows for the twelve month periods ending December 31, 2017, December 31, 2016 and December 31, 2015; and (ii) its unaudited consolidated balance sheet as of August 31, 2018 (the “Statement Date”), and its unaudited consolidated statements of income and cash flows for the eight month period ending on the Statement Date (collectively, the “Financial Statements”). The Financial Statements, together with any notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company and its Subsidiaries, taken as a whole, as of the dates set forth therein; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.6 Accountant. To the Company’s knowledge, Moss Adams LLP, which has expressed its opinion with respect to the Company’s audited Financial Statements as of December 31, 2017, 2016 and 2015 (including the related notes), is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States). Moss Adams LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

3.7 Liabilities. Neither the Company nor any of its Subsidiaries have liabilities material to the Company and its Subsidiaries taken as a whole, and to the Company’s knowledge, there are no material contingent liabilities of the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not individually exceeded US$500,000.

3.8 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would result in a Material Adverse Effect. No domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Transaction Documents or the issuance of the Shares, except such as have been duly and validly obtained or filed prior to the Closing, or with respect to any filings that may be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could result in a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.9 Agreements; Actions.

(a) Except (i) for the agreements explicitly contemplated hereby; (ii) for stock options or shares of stock granted by the Company to the officers and directors of the Company and any of its Subsidiaries pursuant to the Plans; (iii) for employment letters, indemnification agreements and proprietary information and inventions agreements between the Company and any of its Subsidiaries and their respective officers and directors; and (iv) as set forth in the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company or any of its Subsidiaries and any of its officers, directors, or affiliates.

(b) Except as set forth in the Disclosure Schedule and for the agreements or proposed transactions between the Company and any of its Subsidiaries set forth in foregoing subsection (a), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any Subsidiary is a party or by which it is bound which involve (i) obligations of, or payments to, the Company or any Subsidiary in excess of US$500,000 (other than obligations of, or payments to, the Company or any Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company or any Subsidiary that was not entered into in the ordinary course of business, (iii) any other material agreement not specifically referred to herein or in the Transaction Documents that was not entered into the ordinary course of business, or (iv) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale, license agreements or development agreements entered into in the ordinary course of business).

(c) Except as set forth in the Disclosure Schedule or as disclosed in the Financial Statements, (i) the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) neither the Company nor any Subsidiary has incurred any indebtedness for borrowed money that remains outstanding, (iii) the Company, on a consolidated basis, has not incurred any other liabilities (other than with respect to obligations incurred in the ordinary course of business) individually in excess of US$500,000 or in excess of $1,000,000 in the aggregate, (iv) neither the Company nor any Subsidiary has made any loans or advances to any person, other than ordinary advances for travel expenses, which loans or advances remain outstanding, (v) neither the Company nor any Subsidiary has sold, exchanged or otherwise disposed of any of its material assets or rights, and (vi) neither the Company nor any Subsidiary has, since the Statement Date, agreed to any of the foregoing other than as reflected in the Transaction Documents.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e) Neither the Company nor any Subsidiary is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under the Restated Certificate or the Company’s Bylaws, which to the knowledge of the Company or any Subsidiary, adversely affects in any material respect its business as now conducted or as proposed to be conducted, its properties or its financial condition.

3.10 Obligations to Related Parties. There are no obligations of the Company or any Subsidiary to officers, directors, stockholders, or employees of the Company or any Subsidiary other than (a) for payment of salary for services rendered; (b) standard employment matters; (c) reimbursement for reasonable expenses incurred on behalf of the Company or any Subsidiary; (d) as provided in indemnification agreements entered into between the Company and its officers and directors; and (e) for other standard employee benefits made generally available to all employees of the Company or any Subsidiary (including stock option and stock purchase agreements outstanding under any stock option plan approved by the Board).

3.11 Changes. Since the Statement Date, except as set forth in the Disclosure Schedule, there has not been:

(a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect;

(b) Any resignation or termination of any officer, Key Employee (as defined in Section 3.15(a)), or group of employees of the Company or any Subsidiary;

(c) To the Company’s knowledge, any material change, except in the ordinary course of business, in the contingent obligations of the Company or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) To the Company’s knowledge, any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company or any Subsidiary;

(e) Any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any Subsidiary;

(g) To the Company’s knowledge, any labor organization activity related to the Company or any Subsidiary;

(h) Any debt, obligation or liability incurred, assumed or guaranteed by the Company or any Subsidiary, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any Subsidiary outside of the ordinary course of business;

(j) Any amendment to any material agreement to which the Company or any Subsidiary is a party or by which it is bound;

(k) Any declaration, setting aside or payment or other distribution in respect of any of the Company’s or any Subsidiary’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or any Subsidiary;

(l) Receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Subsidiary;

(m) Any loans or guarantees made by the Company or any Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(n) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(o) To the Company’s knowledge, any other event or condition of any character that, either individually or cumulatively, has resulted in a Material Adverse Effect; or

(p) Any arrangement or commitment by the Company or any Subsidiary to do any of the acts described in foregoing subsections (a) through (o).

3.12 Litigation. There is no legal action, proceeding or investigation pending or to the Company’s knowledge, threatened, that questions the validity of the Transaction Documents, or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated hereby and thereby, or that would result, either individually or in the aggregate, in any Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries. The foregoing includes, without limitation, (a) actions pending or, to the Company’s knowledge, threatened in writing, involving the prior employment of any of the

Company’s or its Subsidiaries’ employees, their use in connection with the Company’s or the Subsidiaries’ business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers, or (b) actions pending or, to the Company’s knowledge, threatened in writing, involving any officers or directors of the Company or any of its Subsidiaries in their personal capacity. To the Company’s knowledge, there is no judgment, decree or order of any court in effect against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is in default with respect to any order of any governmental authority to which the Company or any of its Subsidiaries is a party or by which it is bound. Neither the Company nor any of its Subsidiaries have any present intention to commence litigation against any other party. To the Company’s knowledge, neither the Company nor any Subsidiary nor any current employee of the Company (during their tenure with the Company) nor any Subsidiary has been debarred or suspended from doing business with any governmental authority, and, to the Company’s knowledge, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company, any Subsidiary or any employee of the Company or any Subsidiary (for actions taken during their tenure to the Company).

3.13 Title to Property and Assets; Leases. Except for (a) liens for current taxes not delinquent, and (b) liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, material, men and the like, none of which, individually or in the aggregate, materially interferes with the use of such property or assets, the Company and each Subsidiary owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. To the Company’s or such Subsidiary’s knowledge, the Company and each Subsidiary holds a valid leasehold interest in all leased property and assets free of any liens, claims, or encumbrances, subject to foregoing subsections (a) and (b). The Company and each Subsidiary is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company does not own any real property.

3.14 Patents and Other Proprietary Rights. The Company and its Subsidiaries own or possess all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for their business as now conducted, and as proposed to be conducted, without any known conflict with, or known infringement of, the rights of others. All licenses, agreements and arrangements relating to the patents, trademarks, service marks, trade names, copyrights and other proprietary rights of the Company and its Subsidiaries have been entered into in the ordinary course of business, are in full force and effect and no notice has been given on either side to terminate any of them and no amendment made or accepted to their terms since they were first entered into; and, to the Company’s knowledge, the material obligations of all parties under each of the same have been fully complied with and no known disputes exist or are anticipated with respect to any of such agreements. Other than as set forth in the immediately preceding sentence, there are no outstanding options, licenses or agreements of any kind relating to the patents, trademarks, service marks, trade names, copyrights and other proprietary rights of the Company and its Subsidiaries, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, other than such licenses or agreements arising from the purchase of “off the shelf” or standard products. Except as set forth in the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any communications alleging, nor is the Company aware of any basis for such allegation, that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of the employees of the Company or any of its Subsidiaries are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company and its Subsidiaries that would conflict with the business of the Company and its Subsidiaries as proposed to be conducted. Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the Company’s or its Subsidiaries’ business by the employees of the Company or the Subsidiaries, nor the conduct of the Company or the Subsidiaries’ business as now conducted and as proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of the Company’s or its Subsidiaries’ employees (or persons they currently intend to hire) made prior to their employment by the Company or its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or its Subsidiaries. The Company has taken reasonable measures to protect its material patents, trademarks, service marks, trade names, copyrights, trade secrets, and other proprietary rights including those filings required for the registration or certification of the foregoing. The Disclosure Schedule contains a complete list of the Company’s patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications.

3.15 Employees.

(a) As of the Statement Date, the Company employs approximately 506 full-time employees and engages approximately 113 consultants or independent contractors. The Disclosure Schedule sets forth all compensation, including salary, bonus, severance obligations and deferred compensation, payable for each officer, employee, consultant and independent contractor of the Company whose annual compensation exceeds US$200,000 (each such employee, a “Key Employee”).

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c) The Company is not aware that any officer, Key Employee or group of employees of the Company or any of its Subsidiaries intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, Key Employee or group of employees of the Company or any of its Subsidiaries. The employment of each employee of the Company is terminable at the will of the Company in compliance with all applicable state and federal laws.

(d) To the Company’s knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or such Subsidiary; and to the Company’s knowledge the continued employment by the Company and each of its Subsidiaries of its present employees, and the performance of the Company’s and each of its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. No employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or such Subsidiary or to any material compensation following termination of employment with the Company or such Subsidiary.

(e) Each employee, former employee and consultant of the Company and each of its Subsidiaries has executed and delivered to the Company or such Subsidiary the appropriate form of Confidential Information and Invention Assignment Agreement as provided to counsel to the Purchasers. The Company is not aware that any employee, former employee or consultant of the Company or any of its Subsidiaries is in violation thereof.

(f) Each former Key Employee whose employment was terminated by the Company in the past three years has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g) The Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h) To the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(i) Neither the Company nor any of its Subsidiaries has collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened, with respect to the Company or any of its Subsidiaries.

(j) To the Company’s knowledge, the Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except for the Company’s standard forms of employment offer letters, neither the Company nor its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

3.16 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its formation documents, Bylaws, or other governing documents, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The execution, delivery, and performance of and compliance with the Transaction Documents and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties.

3.17 Tax Returns and Payments. The Company and each of its Subsidiaries have timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s and each of its Subsidiaries’ knowledge, all other taxes due and payable by the Company and each Subsidiary have been paid or will be paid prior to the time they become delinquent. Neither the Company nor any Subsidiary has been advised (a) that any of its returns, federal, state or other, have been or are being audited, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company, including its Subsidiaries, has no knowledge of any liability of any tax to be imposed upon its properties or assets that is not adequately provided for on its books. Neither the Company nor any Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has any of them made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Effect. Neither the Company nor any Subsidiary has ever had any material tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s or any of its Subsidiaries’ federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the Statement Date, neither the Company nor any Subsidiary has incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company and each Subsidiary have made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company and each Subsidiary have withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.18 Obligations of Management. Each officer and Key Employee of the Company and its Subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or Key Employee of the Company or any Subsidiary is planning to work less than full time at the Company or any Subsidiary, as applicable, in the future. No officer or Key Employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or Key Employee is or will be compensated by such enterprise.

3.19 Registration Rights and Voting Rights. Except as provided in this Agreement, the Company is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. To the Company’s knowledge, other than the Prior Agreements, which have been terminated prior to the date of this Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of capital shares of the Company.

3.20 Brokers and Finders. Other than the Placement Agent, the Company has not retained any investment banker, broker or finder in connection with the sale of the Shares.

3.21 Governmental Consents.

(a) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents, or in order to secure an exemption from registration under the Securities Act and qualification under the California Corporate Securities Laws and other applicable blue sky laws of the Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that may be made after the Closing, as will be duly and validly filed in a timely manner.

(a) With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Insiders or the Placement Agent, at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(b) Assuming (i) the accuracy of the representations and warranties of the Purchasers set forth in ARTICLE 4 hereof, (ii) none of the Issuer Covered Persons is subject to any Disqualification Event except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of the Securities Act, and (C) the Issuer Covered Persons have complied with the “bad actor” disclosure requirements set forth in Rule 506(e) of the Securities Act and any disclosure requirements in connection with any waiver of the disqualification provisions of Rule 506(d) of the Securities Act, then the offer, issuance and sale of the Shares to the Purchasers pursuant to the Agreement, are exempt from the registration requirements of the Securities Act.

3.22 Corporate Documents. The Company’s Restated Certificate and bylaws, as amended to date and as presently in effect, are in the form previously provided to the Purchasers.

3.23 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3.24 Disclosure. The Company has provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Shares and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company’s projections describing its proposed business (collectively, the “Information”). To the Company’s knowledge, none of the representations or warranties of the Company contained in this Agreement, as modified by the Disclosure Schedule, or any certificate furnished or to be furnished to the Purchasers at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company represents that the assumptions, projections and predictions contained in the Information were made in good faith and that there is a reasonable basis therefor; however, the Company does not warrant that it will achieve any such projections or that its assumptions or predictions will be accurate.

3.25 No Conflict of Interest. Neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company’s knowledge, none of the Company’s or its Subsidiaries’ officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or any of its Subsidiaries (other than in connection with purchases of the Company’s stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company or any of its Subsidiaries may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. Neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.26 Environmental and Safety Laws. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.27 Insurance. The Company has in full force and effect fire and casualty insurance policies with sufficient coverage in amounts (subject to reasonable deductions) to allow the Company to replace any of its material properties that might be damaged or destroyed in a material manner.

3.28 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.29 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.

3.30 Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under the Code and such regulations.

3.31 Data Privacy. In connection with the Company’s collection, storage, transfer (including any transfer across national borders) and/or use of any personally identifiable information from any individuals, including any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), to the Company’s knowledge, the Company is and has been in material compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all applicable laws relating to data loss, theft and breach of security notification obligations.

3.32 Scope of Liability for the Company. Liability for the Company for any breach of the representations and warranties that are qualified by “knowledge” contained in this ARTICLE 3 shall be limited to only those situations in which the Company has knowledge that the representation and warranty in question was false as of the applicable Closing Date. All references to any “knowledge” of the Company and/or the Subsidiaries in this ARTICLE 3 shall mean to the knowledge of each of Bob Plaschke, Jim Walker, Jeff Pon, Joe Hooks, Peter Liu, Bengt Jonassen and Chuck Becher and the knowledge that each of the foregoing would reasonably be expected to have obtained in the reasonable and diligent performance of their Company duties.

3.33 No Directed Selling Efforts or General Solicitation. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

3.34 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.35 Commissions. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against the Company or upon any other Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees pursuant to any such agreement, arrangement or understanding entered into by or on behalf of the Company.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants, as of the date of each Closing in which such Purchaser purchases Shares, to the Company and to the Placement Agent as follows (unless as of a specific date therein):

4.1 Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Securities Act. Such Purchaser is not a broker-dealer registered under Section 15 of the Exchange Act. Such Purchaser is acting alone in its determination as to whether to invest in the Shares. Such Purchaser is not a party to any voting agreements or similar arrangements with respect to the Shares. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Purchaser with the Commission with respect to the beneficial ownership of the Company’s Common Stock, such Purchaser is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Shares.

4.3 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Such Purchaser, its Affiliates and authorized representatives and advisors who are aware of the transactions contemplated by the Transaction Documents, maintained the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.4 General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Shares by the Company or the Placement Agent (or an authorized agent or representative of the Company or the Placement Agent) with which such Purchaser had a substantial pre-existing relationship.

4.5 Purchase Entirely for Own Account. The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.

4.6 Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4.7 Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company and the Placement Agent regarding the Company, its business and the terms and conditions of the offering of the Shares. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.8 Placement Agent. Such Purchaser hereby acknowledges and agrees that it has independently evaluated the merits of its decision to purchase the Shares, and that (i) Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other Person in connection with the execution, delivery and performance of the Transaction Documents, and (ii) such Purchaser has not relied on the Placement Agent or its officers, directors, employees, attorneys or Affiliates with respect to the negotiation, execution or performance of the Transaction Documents or any representation or warranty made in, in connection with, or as an inducement to the Transaction Documents.

4.9 Interested Stockholders. Each Purchaser that is an “Interested Stockholder” (as such term is defined in Section 203 of the General Corporation Law of the State of Delaware) represents and warrants that either (a) it has been an Interested Stockholder for at least three years prior to the date hereof or (b) the transaction that resulted in such Purchaser becoming an Interested Stockholder was approved by the Board of Directors or a duly authorized committee thereof.

4.10 Restricted Securities. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

4.11 No Rule 506 Disqualifying Activities. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

4.12 Compliance. No part of the funds being used by such Purchaser to acquire the Shares has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations.

4.13 Residency. Such Purchaser is a resident of or an entity organized under the jurisdiction specified below its address on Exhibit A hereto.

4.14 ERISA. If such Purchaser is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account, such Purchaser hereby represents and warrants, solely for purposes of assisting the Placement Agent in relying on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), that a fiduciary acting on its behalf is causing such Purchaser to enter into the Transaction Documents and the transactions contemplated hereby and thereby and that such fiduciary:

(a) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E);

(b) is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of each Placement Agent;

(c) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including such Purchaser’s transactions under the Transaction Documents;

(d) has been advised that, with respect to each Placement Agent, neither such Placement Agent nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Purchaser’s transactions contemplated by the Transaction Documents;

(e) is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, such Purchaser’s transactions contemplated hereby; and

(f) understands and acknowledges that no fees, compensation arrangements or financial interests provided for in connection with the transactions contemplated hereby is a fee or other compensation for the provision of investment advice, and that neither the Placement Agent nor any of its affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents, has received or will receive a fee or other compensation from such Purchaser or such fiduciary for the provision of investment advice in connection with such Purchaser’s transactions contemplated by the Transaction Documents.

4.15 Securities Laws Representations and Covenants of the Foreign Purchasers.

(a) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Purchaser is a US subsidiary or affiliate of a foreign parent company, the “Foreign Purchaser”), the Foreign Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement or the other Transaction Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Foreign Investor further represents that either (x) it does not now, nor will it after the Closing, hold ten percent (10%) or greater, directly or indirectly, of the voting interest in the Company or (y) if it does or will, the Foreign Purchaser shall provide such information as the Company may request to comply with state, federal, or local regulations. The Company’s offer and sale and the Foreign Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Foreign Purchaser’s jurisdiction.

(b) Each Foreign Purchaser represents and warrants to the Company as follows:

(i) The Foreign Purchaser is not a “U.S. Person” (as defined under Regulation S of the Securities Act) and that the Shares to be purchased by the Foreign Purchaser will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to the resale or distribution of any part thereof in the United States and that the Foreign Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

(ii) The Foreign Purchaser represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Shares.

(iii) The Foreign Purchaser understands that the Shares are not registered under the Securities Act on the ground that the sale to the Foreign Purchaser as provided for in this Agreement and the issuance of Shares to such Foreign Purchaser hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that the Company’s reliance on such exemption is predicated on the Foreign Purchaser’s representations set forth herein. The Foreign Purchaser hereby agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an exemption from registration. The Foreign Purchaser further agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.

(c) The Foreign Purchaser has been informed, and it understands and agrees that a legend substantially similar to the one set forth below will be placed on the certificates for the Shares and stop transfer instructions will be placed with the transfer agent of the Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. FURTHER, THESE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO

OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) (I) AS PART OF THEIR DISTRIBUTION AT ANYTIME OR (II) OTHERWISE UNTIL THE EXPIRATION OF THE APPLICABLE RESTRICTED PERIOD AS DETERMINED IN ACCORDANCE WITH REGULATION S, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATIONS UNDER THE ACT. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SHARES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

4.16 Commissions. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against such Purchaser or upon the Company or any other Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser. Such Purchaser shall pay, and hold the Company and other Purchasers harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees pursuant to any such agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

The Company acknowledges and agrees that the representations contained in ARTICLE 4 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE 5

REGISTRATION RIGHTS

5.1 Registration Statement.

(a) On or prior to the Initial Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 (or, if applicable, on another appropriate form in accordance with the Securities Act) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Exhibit F. Notwithstanding any other provision of this ARTICLE 5, if the staff of the Commission does not permit all of the Registrable Securities to be registered on the initial Registration Statement filed pursuant to this Section 5.1(a) (the “Initial Registration Statement”) or requires any Purchaser to be named as an “underwriter”, then the Company shall use commercially reasonable efforts to persuade the staff of the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter”; provided, however, that in no event shall the Company be required to continue discussions with the staff of the Commission if the Company reasonably determines that doing so is reasonably likely to cause the Company to incur liquidated damages pursuant to Section 5.1(d) because of a failure to have the Initial Registration Statement declared effective prior to the Initial Effectiveness Deadline. In the event that, despite the Company’s commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation 612.09 and compliance with the terms of this Section 5.1(a), the staff of the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) as determined below and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the staff of the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser; provided, further, that if any such Purchaser refuses to be named as an underwriter as required by the SEC Restrictions, such Purchaser’s Registrable Securities shall be removed from the Initial Registration Statement and such Registrable Securities shall be deemed to constitute Cut Back Shares and the provisions of this Section 5.1(a) shall apply to such Cut Back Shares. Except as provided in the immediately preceding sentence, any cut-back imposed pursuant to this Section 5.1(a) shall be allocated among the Purchasers on a pro rata basis by removing Registrable Securities on a pro rata basis based on the total number of unregistered Registrable Securities held by such Purchasers, in each case unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. In the event of a cutback hereunder, the Company shall give each Purchaser at least three (3) Trading Days’ prior written notice along with the calculations as to such Purchaser’s allotment. In furtherance of the foregoing, each Purchaser shall promptly notify the Company when it has sold substantially all of its Registrable Securities covered by the Initial Registration Statement (or any Additional Registration Statement (as defined below)) so as to enable the Company to determine whether it can file one or more additional registration statements covering the Cut Back Shares and the Company agrees that it shall file one or more additional Registration Statements (each, an “Additional Registration Statement”) as promptly as possible, and in any event on or prior to the applicable Additional Filing Deadline, successively using its commercially reasonable efforts to register on each such Additional Registration Statement the maximum number of remaining Cut Back Shares that continue to constitute Registrable Securities until all of the Cut Back Shares that continue to constitute Registrable Securities have been registered with the Commission.

(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Deadline, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) or (ii) the date that is two (2) years following the Closing Date (the “Effectiveness Period”). Not later than two Trading Days after a Registration Statement is declared effective, the Company shall file a prospectus supplement for any Registration Statement to the extent required pursuant to Rule 424.

(c) The Company shall notify the Purchasers in writing promptly (and in any event within two Trading Days) after receiving notification from the Commission that a Registration Statement has been declared effective.

(d) Should an Event (as defined below) occur, then upon the occurrence of such Event and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate Share Purchase Price of the Registrable Securities then held by the Purchaser, subject to adjustment as provided below (which remedy shall be exclusive of any other remedies available under this Agreement or under applicable law); provided, however, that the total amount of payments pursuant to this Section 5.1(d) shall not exceed, when aggregated with all such payments paid to the applicable Purchaser, five percent (5%) of the aggregate Share Purchase Price hereunder. The payments to which a Purchaser shall be entitled pursuant to this Section 5.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. The parties agree that the Company will not be liable for any Event Payments under this Section 5.1(d) arising with respect to any period after the expiration of the Effectiveness Period. The parties further agree that Company will not be liable for any Event Payments under this Section 5.1(d) with respect to any Cut Back Shares that are removed from a Registration Statement pursuant to Section 5.1(a); accordingly, any Event Payments shall be calculated, as to each Purchaser, to apply only to the percentage of such Purchaser’s Registrable Securities that are both (x) then issued and outstanding and (y) permitted in accordance with SEC Guidance to be included in such Registration Statement. Notwithstanding the foregoing, the applicable Filing Deadline or Effectiveness Deadline for a Registration Statement shall be extended without Event Payments hereunder in the event that the Company’s failure to file or obtain the effectiveness of such Registration Statement on a timely basis results from (i) the failure of any Purchaser, other than a Purchaser that is also a director or officer of the Company, to timely provide the Company with information reasonably requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act or (ii) events or circumstances that are not in any way attributable to the Company’s actions or inactions, including, but not limited to, the failure of any Purchaser, other than a Purchaser that is also a director or officer of the Company, to promptly notify the Company when it has sold substantially all of its Registrable Securities covered by the Initial Registration Statement or any Additional Registration Statement or to otherwise comply with the terms of this Agreement, and in any event, no Purchaser causing the failure described in (i) or (ii), above shall be entitled to Event Payments relating to the failure caused by such Purchaser.

For such purposes, each of the following shall constitute an “Event”:

(x) a Registration Statement is not filed on or prior to its Filing Deadline or is not declared effective on or prior to its Effectiveness Deadline; and

(y) except as provided for in Section 5.1(e) (the “Excluded Events”), after the Effective Date of a Registration Statement and through the end of the Effectiveness Period, a Purchaser is not permitted to sell the applicable Registrable Securities subject to such Registration Statement.

(e) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any Additional Registration Statement if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Purchaser agrees to immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Purchaser is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 5.1(e) may be exercised for a period of no more than 20 Trading Days at a time with a subsequent permitted trading window of at least 90 Trading Days, and not more than two times in any twelve-month period. Immediately after the end of any suspension period under this Section 5.1(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

5.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Purchasers or their counsels who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Purchasers. The Company shall reflect in each such document when so filed with the Commission such comments regarding the Purchasers and the plan of distribution as the Purchasers may reasonably and promptly propose no later than two Trading Days after the Purchasers have been so furnished with copies of such documents as aforesaid.

(b) (i) Subject to Section 5.1(e), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Purchasers as promptly as reasonably possible, and if requested by the Purchasers, confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement or the receipt of any comments or correspondence from the Commission; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; (v) the financial statements included in any Registration Statement become ineligible for inclusion therein; or (vi) the Company becomes aware that any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e) If requested by a Purchaser, provide such Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Promptly deliver to each Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g) Prior to any resale of Registrable Securities by a Purchaser, use commercially reasonable best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed or quoted on the Trading Market;

(i) If requested by the Purchasers, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may reasonably request.

(j) Upon the occurrence of any event described in Section 5.2(c)(iii)-(vi), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Purchaser that such Purchaser furnish to the Company a completed Selling Stockholder Questionnaire in the form proffered by the Company (the “Selling Stockholder Questionnaire”) and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit F hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(l) The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(m) Not identify any Purchaser as an underwriter without its prior written consent in any public disclosure or filing with the Commission or any Trading Market and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit F in the Registration Statement. In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the Commission requiring a Purchaser to be named as an underwriter in the Registration Statement (which notwithstanding the reasonable best efforts of the Company is not withdrawn by the Commission) and such Purchaser refuses to be named as an underwriter in the Registration Statement, such Purchaser’s Registrable Securities shall be removed from the Registration Statement, such Registrable Securities shall be deemed to constitute Cut Back Shares and the Purchaser shall not be entitled to any Event Payments with respect to such Registration Statement.

5.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with ARTICLE 5 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market, and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) all listing fees to be paid by the Company to the Trading Market and (g) reasonable and reasonably-documented fees and disbursements, not to exceed $10,000 in the aggregate, of one counsel for the Purchasers. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Purchaser or, except to the extent provided for above or in the Transaction Documents, any legal fees or other costs of the Purchasers.

5.4 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any violation or alleged violation by the Company of the

Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Purchaser, and the Purchaser seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Purchaser in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished to the Company by such Purchaser in writing expressly for use in the Registration Statement or Prospectus, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement (it being understood that the information provided by the Purchaser to the Company in the Questionnaire and the Plan of Distribution set forth on Exhibit F, as the same may be modified by such Purchaser constitutes information reviewed and expressly approved by such Purchaser in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed within 15 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (iii) any counsel engaged by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of any such claim and such failure has materially prejudiced

(or, in the reasonable judgment of the Indemnified Party, is in danger of materially prejudicing) the outcome of the applicable claim; or (iv) such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to or may exist between the applicable Indemnifying Party and Indemnified Party or that there may be one or more different or additional defenses, claims, counterclaims or causes of action available to such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined (not subject to appeal) that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 5.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties, including pursuant to Section 6.6 hereof.

5.5 Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities that it sells pursuant to the Registration Statement in accordance with the Plan of Distribution set forth in the Prospectus. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5.2(c)(iii)-(vi), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificated or uncertificated Shares as set forth in Section 6.1 is predicated upon the Company’s reliance that the Purchaser will comply with the provisions of this subsection.

5.6 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities.    The Company shall not file any other registration statements, other than any registration statements on Form S-4 or Form S-8 (each as promulgated under the Securities Act), prior to the Effective Date of the Initial Registration Statement, provided that this Section 5.6 shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

5.7 Amendments; Waivers. Notwithstanding anything in this Agreement to the contrary, the provisions of this ARTICLE 5 may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), with the written consent of (i) the Company and (ii) the Purchaser or Purchasers holding at least a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this ARTICLE 5 with respect to a matter that relates exclusively to the rights of Purchasers and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

ARTICLE 6

OTHER AGREEMENTS OF THE PARTIES

6.1 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws, and each Purchaser agrees that it will sell, transfer or otherwise dispose of the Shares only in compliance with all applicable state and federal securities laws, and, as applicable, in accordance with the requirements of Section 5.5 hereof. In connection with any transfer of Shares other than pursuant to an effective registration statement under the Securities Act or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Shares, whether in certificated or uncertificated form, in substantially the following forms, as applicable:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT EXCEPT PURSUANT TO A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

In addition, if any Purchaser is an Affiliate of the Company, the Shares issued to such Purchaser shall bear a customary “affiliates” legend.

(c) Instruments, whether certificated or uncertificated, evidencing the Shares shall not contain any legend (including the legends set forth in Section 6.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such Shares is effective under the Securities Act, (ii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, (iii) following any sale of such Shares pursuant to Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or otherwise. Upon request by any Purchaser, following such time as a legend is no longer required under this Section 6.1(c), the Company shall cause its counsel to issue a legal opinion to the Transfer Agent (if required by the Transfer Agent) to effect the removal of the legend hereunder from any Shares. The Company agrees that following such time as a legend is no longer required under this Section 6.1(c), no later than three Trading Days following the delivery by a Purchaser to the Company of all of (i) an instrument, whether certificated or uncertificated, representing the Shares issued with a restrictive legend, (ii) a written request addressed to the Company that such restrictive legend be removed, and (iii) customary broker and representation letters in form and substance reasonably satisfactory to the Company (the date that all of such foregoing information and documentation is delivered to the Company by a Purchaser, the “Removal Request Date” and such third Trading Day thereafter, the “Legend Removal Date”), the Company will deliver or cause to be delivered to such Purchaser an instrument, certificated or uncertificated as directed by such Purchaser, representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.1(c). Shares subject to legend removal hereunder shall, unless otherwise directed by a Purchaser, be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d) In addition to a Purchaser’s other available remedies, if the Company shall fail for any reason (other than failure of such Purchaser to comply with the provisions set forth in Section 6.1) to deliver any Shares without a restrictive legend by the Legend Removal Date, and if on or after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of any portion of such Shares that such Purchaser anticipated receiving without legend by the Legend Removal Date (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Purchaser’s request and in such Purchaser’s discretion, either: (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased by such Purchaser (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Shares shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser such unlegended Shares as provided above and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares, times (B) the Fair Market Value of one share of Common Stock as of the Removal Request Date.

6.2 Furnishing of Information; Public Information. In order to enable the Purchasers to sell Shares under Rule 144, for a period of one year from the effective date of the Company’s Initial Registration Statement, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports that would be required to be filed by the Company after the effective date of the Company’s Initial Registration Statement pursuant to Section 13(a) or 15(d) of the Exchange Act. During such one year period, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

6.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for funding research and development and its other operations, or for working capital and other general corporate purposes, and shall not use any such proceeds in violation of FCPA or OFAC regulations. For clarity, the net proceeds will not be used to repurchase existing stockholder shares or to pay down non-revolving debt.

6.4 Indemnification of Purchasers. Subject to the provisions of this Section 6.4, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is found by a court of competent jurisdiction in a final, non-appealable decision to be based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance of such Purchaser Party). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel reasonably acceptable to such Purchaser Party or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is found by a court of competent jurisdiction in a final, non-appealable decision to be attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. No Purchaser shall be liable for the indemnification obligations of any other Purchaser and no Purchaser’s liability shall exceed the purchase price paid for the Shares pursuant to this Agreement. The indemnification required by this Section 6.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

6.5 Reservation of Common Stock. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement (the “Required Minimum”). If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then, not later than the Company’s next annual meeting of stockholders occurring on or after the 60th day following such date, the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time.

6.6 Listing of Common Stock; Uplisting to The NASDAQ Capital Market. The Company will use its commercially reasonable efforts to effect the quotation of its Common Stock on the OTC and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the applicable OTC trading market, and will use its commercially reasonable efforts to effect an uplisting to NASDAQ as soon as reasonably practicable. In addition, the Purchasers and the Company agree to cooperate in good faith, if necessary, to restructure the transactions contemplated by the Transaction Documents such that they do not contravene the rules and regulations of the Principal Trading Market; provided, however, that such restructuring does not impact the economic interests of the Purchasers contemplated by the Transaction Documents. Each Purchaser agrees to provide information reasonably requested by the Company to comply with this Section 6.6. The provisions of this Section 6.6 shall terminate and be of no further force and effect upon the expiration of the Effectiveness Period.

6.7 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

6.8 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser. Each Purchaser shall provide any information reasonably requested by the Company to comply with this Section 6.18.

6.9 Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.3), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. Except as contemplated by Section 4.3 hereof, Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

6.10 Other Actions. Except as otherwise set forth in this Agreement, from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms hereof, the Company and the Purchasers shall not, and shall not permit any of their respective Affiliates to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

ARTICLE 7

MISCELLANEOUS

7.1 Fees and Expenses. Except as set forth in Section 5.3, the parties hereto shall pay their own costs and expenses in connection herewith, including all attorneys’ fees.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any nondisclosure or confidentiality agreement previously entered into between the Company and any Purchaser(s) shall remain in full force and effect. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers, and the Purchasers will execute and deliver to the Company, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by electronic mail at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by electronic mail at the email address set forth on Exhibit A attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(i) if to the Company, to Sonim Technologies, Inc., 1875 South Grant Street, Suite 750, San Mateo, California, Attention: Chief Executive Officer, (facsimile: (650) 378-8109), with a copy to Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304 (facsimile: (650) 849-7400), Attention: Jon E. Gavenman; and

(ii) if to the Purchasers, to their respective addresses as set forth on Exhibit A attached hereto.

7.4 Amendments; Waivers. Subject to the provisions of Section 5.7, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Principal Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided, however, that any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with accordance with this Section 7.4 shall be binding upon each Purchaser and the Company.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. With the consent of the Company which will not be unreasonably withheld, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided, that a Purchaser may assign any or all rights under this Agreement to an Affiliate of such Purchaser without the consent of the Company, and provided, further: (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment; (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) if the transferor is assigning any registration rights under ARTICLE 5 hereof, the Registrable Securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, unless such disposition was made pursuant to an effective registration statement or an exemption under Rule 144 under the Securities Act; (iv) such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchasers” including, without limitation, all of representations, warranties and agreements set forth in ARTICLE 4 hereof; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 5.4 and 6.4 and this Section 7.7. In addition, the Placement Agent shall be an intended third party beneficiary of (i) the Company’s representations and warranties set forth in ARTICLE 3 hereof and (ii) each Purchaser’s representations, warranties and agreements set forth in ARTICLE 4 hereof, including Section 4.8 hereof.

7.8 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

7.9 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

7.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

7.17 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

7.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

7.19 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Offering”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Offering. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Offering solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Offering, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Offering.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SONIM TECHNOLOGIES, INC.

By:	/s/ Bob Plaschke
Name:	Bob Plaschke
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NOKOMIS CAPITAL MASTER FUND, LP

By:	/s/ Brett Hendrickson
Name:	Brett Hendrickson
Title:	Portfolio Manager

Address for Notice:

2305 Cedar Springs Rd.
Suite 420
Dallas, TX 75201

Telephone No.:
Facsimile No.:
E-mail Address:
Attention: S. Kitty

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

B. RILEY FINANCIAL, INC.

By:	/s/ Kenny Young
Name:	Kenny Young
Title:	President

Address for Notice:
21255 Burbank Blvd.
Suite 400
Woodland Hills, CA 91367

Telephone No.: 818-884-3737
Facsimile No.:
E-mail Address: kyoung@brileyfin.com
Attention: Kenny Young

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BRC PARTNERS OPPORTUNITY FUND, LP

By:	/s/ John Fichthorn
Name:	John Fichthorn
Title:	Head of Alternatives

Address for Notice:
119 Rowayton Avenue
2nd Floor
Norwalk, CT 06853

Telephone No.: 212-230-3230
Facsimile No.: 212-230-3245
E-mail Address: jfichthorn@brileyalts.com
Attention: John Fichthorn

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LLOYD I. MILLER, III TRUST A-4

By:	/s/ Neil Subin
Name:	Neil Subin
Title:	Manager, Milfam LLC, Investment Advisor

Address for Notice:
3300 S. Dixie Hwy #1-365
West Palm Beach, FL 33405
Telephone No.: 561-612-4650
Facsimile No.:
E-mail Address: neil@limadvisory.com
Attention: cc: Jon Marcus
jon@limadvisory.com
561-612-4645

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BRIAN POTIKER REVOCABLE TRUST UAD 8/7/96

By:	/s/ Brian Potiker
Name:	Brian Potiker
Title:	Trustee

Address for Notice:
c/o HSP Group, LLC
433 N. Camden Drive, Suite 810
Beverly Hills, CA 90210
Telephone No.: 310-271-4381
Facsimile No.: 310-271-4379
E-mail Address: bpotiker@hspgroupllc.com
Attention: Brian Potiker

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

J. SCOTT LIOLIOS

/s/ J. Scott Liolios
(Signature)

Address for Notice:
4685 MacArthur Court, #400
Newport Beach, CA 92660
Telephone No.: 949-574-3860
Facsimile No.: 949-574-3870
E-mail Address: scott@liolios.com
Attention: Scott Liolios

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WILMOT LIVING TRUST, U/D/T DATED APRIL 18, 1995

By:	/s/ Robert and Mary Wilmot
Name:	Robert and Mary Wilmot
Title:	Trustees

Address for Notice:
10990 Northcote Place
Nevada City, CA 95959
Telephone No.: 530-265-4834
Facsimile No.: 530-265-4834
E-mail Address: robb_wilmot@sbcglobal.net
Attention:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JOHN C. SCARISBRICK

/s/ John C. Scarisbrick
(Signature)

Address for Notice:
67 N. Hancock St.
Lexington, MA 02420
Telephone No.:
Facsimile No.:
E-mail Address:
Attention:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VEDOSO HOLDINGS LIMITED

By:	/s/ Franck Ullmann Hamon
Name:	Franck Ullmann Hamon
Title:	CEO

Address for Notice:
39 Avenue Pierre
Premier Dr Serbie
75008 Paris
Telephone No.: +33156520025
Facsimile No.: +33156520027
E-mail Address: ullmann@verdoso.com
Attention: Sylvie Leblay

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CIABATTONI LIVING TRUST

By:	/s/ Anthony J. Ciabattoni
Name:	Anthony J. Ciabattoni
Title:	TTEE

Address for Notice:
16 Lagunita Drive
Laguna Beach, CA 92651
Telephone No.: 949-497-8888
Facsimile No.:
E-mail Address: sulmare@cox.net
Attention:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PARK WEST PARTNERS INTERNATIONAL LIMITED

By: Park West Asset Management LLC
Title:	Investment Manager

By:	/s/ Grace Jimenez
Name:	Grace Jimenez
Title:	Chief Financial Officer

Address for Notice:
c/o Park West Asset Management LLC
900 Larkspur Landing Circle, Suite 165
Larkspur, CA 94939
Telephone No.: 415-524-2900
Facsimile No.: 415-524-2942
E-mail Address: operations@parkwestllc.com
Attention: Jacia Monaco

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PARK WEST INVESTORS MASTER FUND, LIMITED

By: Park West Asset Management LLC
Title:	Investment Manager

By:	/s/ Grace Jimenez
Name:	Grace Jimenez
Title:	Chief Financial Officer

Address for Notice:
c/o Park West Asset Management LLC
900 Larkspur Landing Circle, Suite 165
Larkspur, CA 94939
Telephone No.: 415-524-2900
Facsimile No.: 415-524-2942
E-mail Address: operations@parkwestllc.com
Attention: Jacia Monaco

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing: November 2, 2018

Name of Purchaser and Address/Contact Information	Shares Purchased	Aggregate Share Purchase Price
Nokomis Capital Master Fund, LP 2305 Cedar Springs Rd., Suite 420 Dallas, TX 75201	696,378	$4,999,994.04
B. Riley Financial, Inc. 21255 Burbank Blvd., Suite 400 Woodland Hills, CA 91367 Attn: Kenny Young, President	240,377	$1,725,906.86
BRC Partners Opportunity Fund, LP 119 Rowayton Avenue, 2nd Floor Norwalk, CT 06853 Attn: John Fichthorn, Head of Alternatives	115,034	$825,944.12
Lloyd I. Miller, III Trust A-4 3300 S. Dixie Hwy #1-365 West Palm Beach, FL 33405 Attn: Neil Subin, Manager, Milfam LLC, Investment Advisor	115,034	$825,944.12

TOTAL:	1,166,823	$8,377,789.14

EXHIBIT A (Cont’d)

SCHEDULE OF PURCHASERS

Additional Closing: December 7, 2018

Name of Purchaser and Address/Contact Information	Shares Purchased	Aggregate Share Purchase Price
Brian Potiker Revocable Trust UAD 8/7/96 c/o HSP Group, LLC 433 N. Camden Drive Beverly Hills, CA 90210	3,544	$25,445.92
John C. Scarisbrick 67 N Hancock St Lexington, MA 02420	16,208	$116,373.44
Wilmot Living Trust, U/D/T dated April 18, 1995 Attn: Robert and Mary Wilmot, Trustees 10990 Northcote Place Nevada City, CA 95959	14,693	$105,495.74
J. Scott Liolios 4658 MacArthur Court, #400 Newport Beach, CA 92660	13,927	$99,995.86

TOTAL:	48,372	$347,310.96

EXHIBIT A (Cont’d)

SCHEDULE OF PURCHASERS

Additional Closing: December 12, 2018

Name of Purchaser and Address/Contact Information	Shares Purchased	Aggregate Share Purchase Price
Verdoso Holdings Limited	55,710	$399,997.80
26 rue Glesener
L 1630 Luxembourg

TOTAL:	55,710	$399,997.80

EXHIBIT A (Cont’d)

SCHEDULE OF PURCHASERS

Additional Closing: January 18, 2019

Name of Purchaser and Address/Contact Information	Shares Purchased	Aggregate Share Purchase Price
Ciabattoni Living Trust Attn: Anthony J. Ciabattoni, Trustee 16 Lagunita Drive Laguna Beach, CA 92651	4,788	$34,381.00
Park West Investors Master Fund, Limited c/o Park West Asset Management LLC 900 Larkspur Landing Circle, Suite 165 Larkspur, CA 94939	201,448	$1,446,396.64
Park West Partners International, Limited c/o Park West Asset Management LLC 900 Larkspur Landing Circle, Suite 165 Larkspur, CA 94939	21,392	$153,594.56

TOTAL:	227,628	$1,634,372.20

EXHIBIT B

STOCK REGISTRATION QUESTIONNAIRE

Pursuant to Section 2.4 of the Agreement, please provide us with the following information:

The exact name that the Shares are to be registered in (this is the name that will appear on the common stock certificate(s) or Direct Registration System advice(s)):

The relationship between the Purchaser of the Shares and the Registered Purchaser listed in response to Item 1 above:

The mailing address, telephone and telecopy number of the Registered Purchaser listed in response to Item 1 above:

The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Purchaser listed in response to Item 1 above:

[TRANSFER AGENT] Account Number of the Registered Purchaser listed in response to Item 1 above (indicate none if such Registered Purchaser does not yet have one):

Form of delivery of Shares:	Stock certificate(s): ☐ ☐

Electronic book-entry in the Direct
Registration System: ☐ ☐

EXHIBIT C

FORM OF LEGAL OPINION

EXHIBIT D

ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE

INVESTOR SUITABILITY QUESTIONNAIRE

SONIM TECHNOLOGIES, INC.

This Questionnaire is being distributed to certain individuals and entities which may be offered the opportunity to purchase securities (the “Securities”) of SONIM TECHNOLOGIES, INC., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors (including Cooley LLP), and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned’s investment in the Company.

FOR INDIVIDUAL INVESTORS

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income or net worth and certain related matters and has checked the applicable representation:

☐

The undersigned’s income[1] during each of the last two years exceeded $200,000 or, if the undersigned is married, the joint income of the undersigned and the undersigned’s spouse during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married, the joint income of undersigned and the undersigned’s spouse from all sources during this year will exceed $300,000.

☐	The undersigned’s net worth[2], including the net worth of the undersigned’s spouse, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

☐	The undersigned cannot make any of the representations set forth above.

[1]

For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

[2]

For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse and any personal property owned by you or your spouse (e.g. furniture, jewelry, other valuables, etc.).

FOR ENTITY INVESTORS

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

☐

The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐

The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the “Companies Act”), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

☐

The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

☐

The undersigned is a corporation, limited liability company, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

☐

The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,[2] either individually or upon a joint basis with such individual’s spouse, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act), or has had an individual income[1] in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

☐	The undersigned cannot make any of the representations set forth above.

IN WITNESS  WHEREOF, the undersigned has executed this Investor Suitability Questionnaire as of  the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Date Signed

EXHIBIT E

BAD ACTOR QUESTIONNAIRE

CONFIDENTIAL

Rule 506 Disqualification Event Questionnaire

COMPLETED ON BEHALF OF:

This Questionnaire is being furnished to you to obtain information in connection with a potential offering (the “Offering”) of securities under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”). As used in this Questionnaire, “you” also refers to any entity on whose behalf you are responding.

Please review Exhibit A and confirm that you can make all of the statements on behalf of yourself, as well as any entity that you control, directly or indirectly. If you cannot make one or more of the statements, please contact us to provide details. If you have doubts regarding whether you can make all of the statements, please contact us.

By completing and signing this Questionnaire, you also indicate: (i) your consent for Cooley LLP and its clients to rely upon the information provided; (ii) your agreement to promptly notify Cooley LLP and the applicable issuer of securities of any changes in information provided that occurs after the date you sign this Questionnaire and prior to the applicable offering of securities; and (iii) your confirmation that the statements on Exhibit A are true and correct, to the best of your knowledge, information and belief after a reasonable investigation, as of the date you sign this Questionnaire, as they pertain to you and to any entity that you control.3

Please return this Questionnaire to Cooley LLP, Attn: Alla Kagan, by e-mail to akagan@cooley.com. If you have any questions with respect to these matters, please call Alla at +1 650 843 5998.

The statements on Exhibit A are true and correct to the best of my knowledge, information and belief after a reasonable investigation as of the date below.

Date	Signature

Name

Address:

[3]

While the SEC has not provided specific guidance as to what they mean by “control” in this context, in other contexts the SEC has determined that control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

EXHIBIT A

Criminal Convictions.

You have not been convicted, within ten years before the sale of the securities (or five years, in the case of issuers, their predecessors and affiliated issuers4), of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the Securities Exchange Commission (the “SEC”); or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

Court Orders, Injunctions and Decrees.

You are not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the sale of the securities, that, at the time of such sale, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

Final Orders from Specified State or Federal Regulators.

You are not subject to a final order5 of a state securities commission (or an agency of officer of a state performing similar functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing similar functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	at the time of the sale of the securities, bars you from:

•	association with an entity regulated by such commission, authority, agency or officer;

•	engaging in the business of securities, insurance or banking; or

•	engaging in savings association or credit union activities; or

•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the sale of the securities.

SEC Disciplinary Orders.

You are not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that, at the time of the sale of the securities:

•	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•	places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or

•	bars you from being associated with any entity or from participating in the offering of any penny stock.

SEC Cease and Desist Orders.

You are not subject to any order of the SEC, entered within five years before the sale of the securities, that, at the time of such sale, orders you to cease and desist from committing or causing a future violation of:

•

any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or

•	Section 5 of the Securities Act.

Suspension or Expulsion from SRO Membership or Association with an SRO Member.

You have not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

SEC Refusal or Stop Order.

You have not filed (as a registrant or issuer), nor were you named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within five years before the sale of the securities, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of the sale of the securities, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

[4]

An affiliated issuer is a person or entity that is issuing securities in the Offering (including offerings subject to integration with the Offering under Rule 502(a) of Regulation D) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

[5]

A “final order” is a written directive or declaratory statement issued by a federal or state agency described in Rule 506(d)(1)(iii) under the Securities Act of 1933 under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that federal or state agency.

U.S. Postal Service False Representation Orders.

You are not subject to a United States Postal Service false representation order entered within five years before the sale of the securities, nor are you, at the time of the sale of the securities, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Commission-based Solicitors.

You are not aware of any person or entity, other than any person or entity engaged directly by the issuer, entitled (directly or indirectly) to receive any remuneration in connection with this offering other than as identified by you in writing to the issuer’s outside corporate counsel within the 20 days prior to the consummation of the offering.

EXHIBIT F

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to cause the registration statement of which this prospectus is a part to remain effective until the earlier to occur of [•] or the date on which all of the shares registered hereby are either sold pursuant to the registration statement or sold or available for resale without restriction under Rule 144 under the Securities Act. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.